EXHIBIT 10.5 - Agreement for Services

Agreement for Services

[LOGO: THE DIVERSIFIED GROUP Wealth Management Real Estate Investment Financial Services]

August 11th 2010 in Bay City Michigan

American Realty Funds, A Tennessee Corporation, has with this letter entered into agreement with The Diversified Group Partnership Management, LLC, A Michigan Limited Liability Corporation for the latter to provide materials and labor for the renovation of the properties listed below.

Consideration for these materials and labor shall be experiences and invoiced by The Diversified Group Partnership Management, LLC

These renovations shall be separately invoiced and are not included in the purchase price of the properties which were also purchased from The Diversified Group partnership Management, LLC under a separate agreement.

The properties shall be renovated to a condition into which they can be sold for a price at, around, or above the after repaired value third party appraisal.

Properties:

701 Wenona, Bay City, MI 48706

1203 S. Raymond, Bay City, MI 48706

414 Franklin St. Bay City MI 48708

3318 N. Water St., Bay City, MI 48708

200 N. Sheridan, Bay City MI 48708

207 E. Thomas, Bay City, MI 48706

505 N. Henry, Bay City, MI 48706

616 Howard, bay City, MI 48708

118 Heyn, Saginaw, MI 48602

This agreement may be amended to include additional properties in the future.

Agreed and Accepted By:

/s/Michael Kazee	/s/Joel I. Wilson
Michael Kazee, President	Joel I. Wilson, CO-CEO
For The Diversified Group Partnership Management, LLC	For American Realty Funds Corp.

The Diversified Group is a Michigan Registered Investment Advisor

The Diversified Group 501 Eulicid Avenue Bay City, MI 48706 (989) 907-1834-telephone (989) 671-2182-fax